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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 31, 1996

                         JONES MEDICAL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


Delaware                       0-15098                43-1229854
(State or other jurisdiction  (Commission            (IRS Employer
of incorporation)             File Number)        Identification No.)

1945 Craig Road, St. Louis, MO                         63146
(Address of principal executive offices)               (Zip Code)


     Registrant's telephone number, including area code:  (314) 576-6100

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         (Former name or former address, if changed since last report)

                         ITEM 2.  ACQUISITION OF ASSETS

     On December 31, 1996 (the "Closing Date"), Abana Pharmaceuticals, Inc., a Delaware corporation ("Abana"), was merged (the "Merger") with and into a wholly-owned subsidiary of Jones Medical Industries, Inc. ("Registrant") in accordance with Section 251 of the Delaware General Corporation Law ("DGCL").

     Pursuant to the Merger, (i) each outstanding share of the common stock of Abana (other than noted below) was converted into twenty-two one-hundredths (0.22) of a share of the Common Stock of the Registrant; (ii) fractional share interests in the Common Stock of the Registrant arising from the Merger and conversion were settled in cash, based on the closing bid price of $36.25 per share of the Registrant's Common Stock on the Closing Date as quoted by the Nasdaq National Market; and (iii) shares of the common stock of Abana held in Abana's treasury or which were beneficially owned by the Registrant were canceled and retired. No holders of the common stock of Abana exercised statutory appraisal or dissenters' rights in respect of the Merger under
Section 262 of the DGCL nor did they object in writing to the adoption of the Merger and the agreements relating to the Merger by Messrs. Perry N. Cole and Dale E. Eads, holders of approximately 58% of the outstanding common stock of Abana (the "Principal Holders"). Accordingly, an aggregate of 420,554 shares of the Registrant's Common Stock were issued to the Abana shareholders, together with cash in the amount of approximately $677 in settlement of fractional share interests.


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     Under the terms of the agreements relating to the Merger, an aggregate of
60,000 shares of the Registrant's Common Stock received by the Principal Holders has been placed in escrow to provide indemnification to the Registrant in connection with certain representations and covenants contained in said agreements. Holders of the common stock of Abana other than the Principal Holders were not required to provide indemnification to the Registrant or to escrow any shares of the Common Stock of the Registrant received pursuant to the Merger. As of March 31, 1998, the number of shares held in escrow will be reduced to approximately 10,000 shares the Registrant's Common Stock (plus such additional number of shares of the Registrant's Common Stock , if any, as may be needed in respect of claims pending, but not resolved, as of March 31,
1998); provided, however, that if the time for asserting claims has expired, no retention of shares of the Registrant's Common Stock will be required. Final distribution of the shares held in escrow shall occur at the later of (i) the date upon which all pending claims against the escrow are resolved and (ii) September 15, 1999.

     Abana, formed in 1988 by the Principal Holders, is engaged in the marketing, distribution and sale of generic pharmaceutical products marketed as prescription drugs. Headquartered in Birmingham, Alabama, Abana's primary area of operations is in the southeastern and south-central United States, where it markets its products through a network of trained medical sales representatives. Abana distributes seven (7) generic pharmaceuticals under its own trademarks and trade names. Abana has grown to approximately $6 million in annual sales and sixty-five (65) employees which include fifty-five (55) full-time pharmaceutical sales representatives.

     Abana is a distributor of its own brand name prescription pharmaceutical products. Abana's customers are drug wholesale companies, which distribute the products to retail pharmacies. Abana's sales respresentatives make sales presentations and sample the products directly to the prescribing physicians. Abana's product line is categorized in three (3) distinct areas: analgesics; cough and cold products; and weight control products.

     The offer and sale of the Common Stock of the Registrant in connection with the Merger (other than with respect to respect to shares of the Registrant's Common Stock issuable to the Principal Holders) was registered under the Securities Act of 1933, as amended (the "Securities Act"), by the filing of a Registration Statement on Form S-4 ("Registration Statement") with the Securities and Exchange Commission ("Commission") on November 8, 1996 (Registration No. 333-15889). The Registration Statement was declared effective by the Commission on November 21, 1996. Included in the Registration Statement are: (i) the Financial Statements of Abana for the years ended December 31, 1993, 1994 and 1995; and (ii) the Unaudited Pro Forma Condensed Combined Financial Statements of the Registrant and Abana for the nine months ended September 30, 1996.

     With respect to shares of Common Stock of the Registrant issued to the Principal Holders pursuant to the Merger, the offer and sale of such Common Stock of the Registrant is not being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance by the Registrant upon the availability of one or more exemptions from the requirements of Section 5 of the Securities Act. The certificates evidencing such shares issued to the Principal Holders are

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subject to "stop transfer" restrictions and bear appropriate restrictive legends which will be removed from such certificates at such times as the holding period under Rule 144 of the Securities Act ("Rule 144") establishes that, in accordance with paragraph (k) of Rule 144, volume limitations and notice of sale requirements are no longer applicable. Pursuant to the agreements relating to the Merger, the Registrant has provided certain Securities Act registration rights to the Principal Holders in the event that they elect to sell shares received in the transaction prior to the time at which Rule 144 becomes available.

     Each of the Registrant and Abana have agreed to bear their respective expenses incurred in connection with the Merger. Funds for the payment of expenses relating to the Merger, estimated at $200,000 with respect to the Registrant, and $75,000 with respect to Abana, were provided from the available working capital of the Registrant or Abana, as the case may be.

     Since June 1, 1992, the Registrant has been the holder of an aggregate of 362,159 shares of the common stock of Abana, representing approximately 16% of the outstanding common stock of Abana. Dennis M. Jones, Chairman of the Board and President of the Registrant, served as a director of Abana from June, 1992, until October, 1996, in accordance with rights granted to the Registrant in connection with its acquisition of such shares of the common stock of Abana.
As a result of the Registrant's investment in Abana and Mr. Jones' position as a member of the board of directors of Abana, the Registrant has been familiar with the development of Abana's product lines and marketing and sales efforts since 1992.


                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

    Not applicable.

(b) Pro Forma Financial Information

    Not applicable.

(c) Exhibits.

Exhibit No.                         Exhibit

       2.1                          Plan of Reorganization and Agreement
                                    dated as of October 24, 1996, by and among Registrant, Abana Pharmaceuticals, Inc., Dale Eads and Perry Cole (included as
                                    Exhibit 2.1 to the Registrant's
                                    Registration Statement on Form S-4
                                    (Registration No. 333-15889) filed with the Securities and Exchange Commission on November 8, 1996).


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       2.2                          Indemnification and Escrow Agreement
                                    dated as of December 31, 1996 by and among Registrant, Dale Eads, Perry Cole and Mark Twain Bank as Escrow Agent.

       2.3 Certificate of Merger of Abana Pharmaceuticals, Inc. into Abana Acquisition Corporation.

     99 .1 Registrant's Press Release announcing completion of the acquisition transaction.

        The Registrant agrees to furnish supplementally a copy of any schedules or other attachments to the above exhibits to the Commission upon request.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     JONES MEDICAL INDUSTRIES, INC.


                                     By: /s/ Dennis M. Jones
                                        ----------------------------
                                     Name:  Dennis M. Jones
                                     Title:    President





Date: January 9, 1997




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